EXHIBIT 99.2

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. REPORTS
FOURTH-QUARTER AND FULL-YEAR 2003 RESULTS

   Fourth-quarter 2003 earnings per diluted common share were 28 cents, including the net effect of favorable items totaling 11 cents per share.
   2003 earnings per diluted common share totaled $1.46, including net favorable items of 14 cents per share.
   The Company has raised its full-year 2004 earnings guidance to a range of $1.42 to $1.46.

ATLANTA, JANUARY 29, 2004 — Coca-Cola Enterprises Inc. (“CCE”) today reported that fourth-quarter 2003 net income applicable to common shareowners increased to $128 million, or 28 cents per diluted common share. Operating income grew to $346 million in the fourth quarter, up 38 percent versus prior year results.

Full-year 2003 net income totaled $674 million, or $1.46 per diluted common share. Operating income totaled $1,577 million in 2003, an increase of 16 percent.

Our reported 2003 results include favorable items consisting of a gain on the sale of a hot-fill manufacturing facility recorded in the first quarter, insurance proceeds received in the fourth quarter, favorable purchase accounting adjustments, and net favorable tax items. Adjusting for these items and for favorable tax items recorded in 2002, CCE generated the following comparable results for the fourth quarter and full year 2003:

— Comparable fourth-quarter 2003 net income per diluted common share was 17 cents, up 31 percent from comparable prior year results. Full-year 2003 net income per share totaled $1.32, an increase of 28 percent over comparable 2002 results.

— Comparable fourth-quarter 2003 operating income grew 5 percent to $264 million, while full-year 2003 comparable operating income increased 9 percent to $1,487 million.

Our 2003 financial performance reflects strong growth in Europe, consistent pricing initiatives throughout our territories, and favorable foreign currency translations. Foreign currency translations contributed 2 cents per diluted common share to earnings growth for the fourth quarter and 10 cents per diluted common share for the full-year 2003.

Please see the attached key financial information schedule for a reconciliation of reported and comparable operating income, net income and net income per diluted common share.

“By every financial measure, the results of our company continue to improve, with strong earnings per share growth, increasing levels of free cash flow, improved returns on invested capital, and reduced net debt levels,” said Lowry F. Kline, chairman of the board. “We are achieving this improved performance through our strong commitment to value creation, including enhanced brand building activities and a clear, company-wide strategy of revenue management.

“In 2004, we will build on these results by reinforcing our value-oriented strategic direction, increasing our operating efficiencies, and further strengthening our solid partnership with The Coca-Cola Company,” Mr. Kline said.

Consolidated physical case bottle and can volume decreased 1 percent on a comparable basis for the fourth quarter, and increased 1 1/2 percent for full year 2003. North American volume was down approximately 1 percent in the fourth quarter, and flat for the full year. Our full year 2003 volume results in North America were characterized by growth in diet soft drink brands, including diet Vanilla Coke, strong sales of Dasani, and lemon-lime category growth from the introduction of Sprite Remix. This offset slower sales of regular soft drinks and the comparisons resulting from the introduction of regular and diet Vanilla Coke in 2002.

In Europe, volume was down approximately 1 1/2 percent in the fourth quarter as we decreased promotional activity and deemphasized certain low value brands in our portfolio. For the full year, European volume increased 5 1/2 percent reflecting record-setting hot weather during the summer months, the success of local marketing programs, and new brand introductions, including Vanilla Coke and Diet Coke/Coke light with Lemon.

“Our dedication to revenue management was essential to our success for the year, and we will enhance this strategic commitment in 2004,” said John R. Alm, president and chief executive officer. “Strong, popular brands, in the right package, make revenue enhancement possible and sustainable through a combination of rate and mix. It is vital that we continue to build our brands with even higher levels of demand creation, innovation and marketplace execution.

“We plan continued product and package development, already demonstrated by the introduction of Diet Coke with Lime, as well as significant brand building activities in support of our existing brands, including the NCAA Final Four and a unique summer initiative,” Mr. Alm said. “We believe these efforts will drive growth and increase value in the year ahead, benefiting customers and consumers in North America and Europe.”

Fourth-quarter 2003 consolidated net pricing per case increased 2 1/2 percent. Pricing growth in North America totaled 2 percent for the quarter, while European pricing was up 3 1/2 percent. Full-year 2003 pricing growth of 2 1/2 percent was comprised of North American growth of 2 percent and European growth of 2 1/2 percent. Bottle and can cost of sales per case increased 1 percent for both the fourth quarter and full year. All net pricing and cost of sales per case comparisons exclude the effects of foreign currency translations. Please see the attached key operating information schedule for a reconciliation of reported and comparable operating statistics used in this release.

Full-Year 2004 Outlook

Full-year 2004 earnings per diluted common share are now expected in a range of $1.42 to $1.46. 2004 operating profit is expected to increase 5 percent to 6 percent from comparable 2003 operating profit of $1,487 million. 2004 operating income expectations include the impact of a significant increase in pension expense, which will negatively impact 2004 growth by approximately 3 percent. We do not foresee a significant pension expense increase in 2005.

Full-year 2004 physical case bottle and can volume growth is expected to total approximately 1 1/2 percent in both North America and Europe. While expected volume growth in Europe is below our long-term trends, our outlook for 2004 reflects our strategic decision to develop a new water portfolio with The Coca-Cola Company, combined with hurdling the volume generated by last summer’s record setting hot weather. We remain committed to a long-term growth rate of 4 percent to 6 percent for our European territories. A conference call to discuss our 2003 results with analysts and investors will be webcast live over the Internet today at 10 a.m.(ET). The call can be accessed through our web site at www.cokecce.com. Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on page 73 of our 2002 Annual Report and on page 34 of the Company’s Third-Quarter 2003 Form 10-Q.

                     COCA-COLA ENTERPRISES INC.
                  CONSOLIDATED STATEMENTS OF INCOME
            (Unaudited; In Millions Except Per Share Data)

                                                    Fourth Quarter
                                                ----------------------
                                                 2003   2002(a) Change
                                                ------  ------  ------
Net Operating Revenues                          $4,312   $4,029     7%
Cost of Sales                                    2,549    2,376     7%
                                                 ------   ------
Gross Profit                                     1,763    1,653     7%
Selling, Delivery, and
     Administrative Expenses                     1,417    1,402     1%
                                                 ------   ------
Operating Income                                   346      251    38%
Interest Expense, Net                              161      166
Other Nonoperating Income (Expense), Net            (2)       -
                                                 ------   ------
Income Before Income Taxes                         183       85
Income Tax Expense(b)                               55        7
                                                 ------   ------
Net Income                                         128       78
Preferred Stock Dividends                            -        1
                                                 ------   ------
Net Income Applicable to
     Common Shareowners                         $  128   $   77
                                                 ======   ======
Basic Average Common Shares
     Outstanding                                   456      451
                                                 ======   ======
Basic Net Income Per Share
     Applicable to Common Shareowners(c)        $ 0.28   $ 0.17
                                                 ======   ======
Diluted Average Common Shares
   Outstanding                                     463      461
                                                 ======   ======
Diluted Net Income Per Share
     Applicable to Common Shareowners(c)        $ 0.28   $ 0.17
                                                 ======   ======

(a) Amounts shown above reflect the January 1, 2003 adoption of
    EITF 02-16. To conform with the current year presentation, fourth-quarter 2002 results include the following
    reclassifications: 1) approximately $233 million of direct marketing support, previously included in net operating revenues, is reflected as a reduction to cost of sales; 2) approximately
    $13 million of Jumpstart funding, previously included as a reduction of SD&A expense, is reflected as a reduction to cost of sales; and 3) approximately $13 million of equipment service income, previously included as a reduction of SD&A expense, is reflected as an increase to net operating revenues.

(b) In fourth quarter 2003, this amount includes the benefit of favorable tax items totaling $20 million, offset by unfavorable impact of a provincial rate change in Canada totaling $23 million.
    In fourth quarter 2002, this amount includes the benefit of favorable rate changes in Europe and certain provinces in Canada totaling $16 million.

(c) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
                  CONSOLIDATED STATEMENTS OF INCOME
            (Unaudited; In Millions Except Per Share Data)

                                                       Full Year
                                                ----------------------
                                                  2003  2002(a) Change
                                                 ------- ------ ------
Net Operating Revenues                          $17,330 $16,058     8%
Cost of Sales                                    10,165   9,458     7%
                                                 ------- -------
Gross Profit                                      7,165   6,600     9%
Selling, Delivery, and
     Administrative Expenses                      5,588   5,236     7%
                                                 ------- -------
Operating Income                                  1,577   1,364    16%
Interest Expense, Net                               607     662
Other Nonoperating Income (Expense), Net              2       3
                                                 ------- -------
Income Before Income Taxes                          972     705
Income Tax Expense(b)                               296     211
                                                 ------- -------
Net Income                                          676     494
Preferred Stock Dividends                             2       3
                                                 ------- -------
Net Income Applicable to Common
     Shareowners                                $   674 $   491
                                                 ======= =======
Basic Average Common Shares
     Outstanding                                    454     449
                                                 ======= =======
Basic Net Income Per Share
     Applicable to Common Shareowners(c)        $  1.48 $  1.09
                                                 ======= =======
Diluted Average Common Shares
     Outstanding                                    461     458
                                                 ======= =======
Diluted Net Income Per Share
     Applicable to Common Shareowners(c)        $  1.46 $  1.07
                                                 ======= =======

(a) Amounts shown above reflect the January 1, 2003 adoption of
    EITF 02-16. To conform with the current year presentation, full-year 2002 results include the following reclassifications:
    1) approximately $882 million of direct marketing support, previously included in net operating revenues, is reflected as a reduction to cost of sales; 2) approximately $77 million of
    Jumpstart funding, previously included as a reduction of SD&A expense, is reflected as a reduction to cost of sales; and
    3) approximately $51 million of equipment service income,
    previously included as a reduction of SD&A expense, is reflected as an increase to net operating revenues.

(b) For full year 2003, this amount includes the benefit of favorable tax items totaling $31 million, offset by the unfavorable impact of a provincial rate change in Canada totaling $23 million. For full year 2002, this amount includes the benefit of favorable rate changes in Europe and certain provinces in Canada totaling
    $16 million and the benefit of other favorable tax items totaling
    $4 mllion.

(c) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
          PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
                  (In Millions Except Per Share Data)

                                                      December 31,
                                                   -------------------
                                                      2003      2002
                                                   ---------  --------
ASSETS                                            (Unaudited)
Current
     Cash and cash investments                     $     80  $     68
     Trade accounts receivable, net                   1,796     1,681
     Inventories                                        706       719
     Prepaid expenses and other current assets          423       376
                                                    --------  --------
          Total Current Assets                        3,005     2,844
Net Property, Plant, and Equipment                    6,794     6,393
Goodwill, License Intangible Assets,
Long-Term Customer Contracts and
Other Noncurrent Assets, Net                         15,906    15,138
                                                    --------  --------
                                                   $ 25,705  $ 24,375
                                                    ========  ========
LIABILITIES AND SHAREOWNERS' EQUITY
Current
     Accounts payable and accrued expenses         $  2,852  $  2,668
     Current portion of long-term debt                1,094       787
                                                    --------  --------
          Total Current Liabilities                   3,946     3,455
Long-Term Debt, Less Current Maturities              10,552    11,236
Retirement and Insurance Programs and
    Other Long-Term Obligations                       1,877     1,798
Long-Term Deferred Income Tax Liabilities             4,965     4,539
Shareowners' Equity                                   4,365     3,347
                                                    --------  --------
                                                   $ 25,705  $ 24,375
                                                    ========  ========

                      COCA-COLA ENTERPRISES INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited; In Millions)

                                                        December 31,
                                                     -----------------
                                                      2003      2002
                                                     -------   -------
Cash Flows from Operating Activities
------------------------------------
  Net income                                        $   676   $   494
  Adjustments to reconcile net income to net  cash
   derived from operating activities:
      Depreciation                                    1,022       965
      Amortization(a)                                    75        59
  Other changes including changes in assets and
    liabilities, net of bottling acquisition
    effects(a)                                           32      (132)
                                                     -------   -------
Net cash derived from operating activities            1,805     1,386

Cash Flows from Investing Activities
------------------------------------
  Investments in capital assets                      (1,099)   (1,029)
  Other investing activities(a)                          82       (10)
                                                     -------   -------
Net cash used in investing activities                (1,017)   (1,039)

Cash Flows from Financing Activities
------------------------------------
  Net payments of commercial
   paper and long-term debt                            (761)     (520)
  Cash dividend payments                                (74)      (75)
  Other financing activities                             59        32
                                                     -------   -------
Net cash used in financing activities                  (776)     (563)

Net Increase (Decrease) in Cash and Cash
  Investments                                            12      (216)
Cash and Cash Investments at Beginning of Year           68       284
                                                     -------   -------
Cash and Cash Investments at End of Year            $    80   $    68
                                                     =======   =======

(a) Certain amounts have been reclassified in 2002 to conform to current year classifications.

                      Coca-Cola Enterprises Inc.
                      Key Financial Information
           (Unaudited; In Millions, Except Per Share Data)

                                              %                   %
                              4Q03    4Q02  Change  2003   2002 Change
                            ---------------------- -------------------
Operating Income
 Reconciliation
---------------
Reported Operating Income   $   346 $   251   38% $1,577 $1,364  16%
Gain on Sale of Hot-Fill
 Facility                                             (8)
Net Insurance Proceeds          (68)                 (68)
Purchase Accounting
 Adjustments                    (14)                 (14)
                             ------- ------ ------ ------ ----- -----
Comparable Operating
 Income(a)                  $   264 $   251    5% $1,487 $1,364   9%
                             ======= ====== ====== ====== ===== =====

Net Income Reconciliation
-------------------------
Reported Net Income
 Applicable to Common       $   128 $    77   66% $  674 $  491  37%
   Shareowners
Gain on Sale of Hot-Fill
 Facility                                             (5)
Unfav/(Fav) Tax Rate Changes     23     (16)          23    (16)
Unfav/(Fav) Settlement of
 Tax Related Items              (20)                 (31)    (4)
Net Insurance Proceeds          (44)                 (44)
Purchase Accounting
 Adjustments                     (9)                  (9)
                             ------- ------ ------ ------ ----- -----
Comparable Net Income
 Applicable to Common
 Shareowners(a)             $    78 $    61   28% $  608 $  471  29%
                             ======= ====== ====== ====== ===== =====

Diluted Earnings Per Share
 Reconciliation
--------------------------
Reported Diluted EPS        $  0.28 $  0.17   65% $ 1.46 $ 1.07  36%
Gain on Sale of Hot-Fill
 Facility                                          (0.01)
Unfav/(Fav) Tax Rate Changes   0.05   (0.04)        0.05  (0.03)
Unfav/(Fav) Settlement of
 Tax Related Items            (0.04)               (0.06) (0.01)
Net Insurance Proceeds        (0.10)               (0.10)
Purchase Accounting
 Adjustments                  (0.02)               (0.02)
                             ------- ------ ------ ------ ----- -----
Comparable Diluted EPS(a)   $  0.17 $  0.13   31% $ 1.32 $ 1.03  28%
                             ======= ====== ====== ====== ===== =====

                              2003    2002
                             ------- -------
Free Cash Flow(b)
-----------------
Net Cash Derived From
 Operating Activities       $ 1,805 $ 1,386
Less: Investments in Capital
 Assets                       1,099   1,029
                             ------- -------
Free Cash Flow              $   706 $   357
                             ======= =======

Net Debt(c)
Current Portion of Long-Term
 Debt                       $ 1,094 $   787
Long-Term Debt               10,552  11,236
Less: Cash and Cash
 Investments                     80      68
                             ------- -------
Net Debt                    $11,566 $11,955
                             ======= =======

(a) Comparable financial information is provided to allow investors to more clearly evaluate our operating performance and business trends.

(b) The non-GAAP measure "Free Cash Flow" is provided to allow investors to more clearly evaluate the cash available for
    financing and other investing activities.

(c) The non-GAAP measure "Net Debt" is provided to allow investors to more clearly evaluate our capital structure and leverage.

                      Coca-Cola Enterprises Inc.
                      Key Operating Information
                             (Unaudited)

               Fourth-Quarter 2003 Change     Full-Year 2003 Change
               ---------------------------   -------------------------
                             North                      North
               Consolidated America Europe Consolidated America Europe
               ------------ ------- ------ ------------ ------- -----
Net Revenues Per Case
---------------------
Change in Net
 Revenues per
 Case                  6.0%   3.0% 15.0%       6.0%   2.5% 16.5%
   Impact of Excluding
    Post Mix Sales
    and Agency
    Sales              0.5%   0.5%  0.0%       0.5%   0.0%  0.5%
                      ------  ------  ------     ------  ------  -----
Bottle and Can
 Net Pricing Per
 Case(a)               6.5%   3.5% 15.0%       6.5%   2.5% 17.0%
   Impact of
    Currency
    Exchange
    Rate Changes      (4.0)%  (1.5)%(11.5)%      (4.0)%  (0.5)%(14.5)%
                      ------  ------  ------     ------  ------  -----
Currency-Neutral
 Bottle and Can
   Net Pricing
    per Case(c)        2.5%   2.0%  3.5%       2.5%   2.0%  2.5%
                      ======  ======  ======      =====  ======  =====

Cost of Sales Per Case
----------------------
Change in Cost
 of Sales per
 Case                  6.5%   3.5% 13.5%       5.5%   2.0% 15.0%
   Impact of Excluding
    Bottle and Can
    Marketing Credits
    and Jumpstart
    Funding           (1.5)%  (1.5)%  0.0%      (0.5)%  (1.0)%  0.0%
   Impact of Excluding
    Post Mix Sales and
    Agency Sales       0.0%   0.0%  0.0%       0.5%   0.5%  0.0%
                      ------  ------  ------     ------  ------  -----
Bottle and Can
 Cost of Sales
 Per Case(b)           5.0%   2.0% 13.5%       5.5%   1.5% 15.0%
   Impact of
    Currency
    Exchange
    Rate Changes      (4.0)%  (1.5)%(11.5)%      (4.5)%  (1.0)%(14.0)%
                      ------  ------  ------     ------  ------  -----
Currency-Neutral
 Bottle and Can
   Cost of Sales
    per Case(c)        1.0%   0.5%  2.0%       1.0%   0.5%  1.0%
                      ======  ======  ======      =====  ======  =====

Physical Case Bottle
and Can Volume
--------------------
Change in Volume       1.0%   0.5%  2.0%       2.0%   0.5%  7.5%
   Impact of
    Acquisitions      (0.5)%   0.0% (2.0)%      (0.5)%  (0.5)% (2.0)%
   Impact of
    Selling Day
    Shift             (1.5)%  (1.5)% (1.5)%       0.0%   0.0%  0.0%
                      ------  ------  ------     ------  ------  -----
Comparable
 Bottle and Can
 Volume(d)            (1.0)%  (1.0)% (1.5)%       1.5%   0.0%  5.5%
                      ======  ======  ======      =====  ======  =====

Fountain Gallon Volume
----------------------
Change in Volume       2.0%   1.0%  8.0%      (2.5)%  (3.5)%  3.5%
   Impact of
    Acquisitions       0.0%   0.0%  0.0%       0.0%   0.0%  0.0%
   Impact of
    Selling Day
    Shift             (1.0)%  (1.5)% (1.5)%       0.0%   0.0%  0.0%
                      ------  ------  ------     ------  ------  -----
Comparable
 Fountain Gallon
 Volume(d)             1.0%  (0.5)%  6.5%      (2.5)%  (3.5)%  3.5%
                      ======  ======  ======      =====  ======  =====

(a) The non-GAAP financial measure "Bottle and Can Net Pricing per
    Case" is provided to allow investors to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 91 percent of our net revenue in the full year of
    2003.

(b) The non-GAAP financial measure "Bottle and Can Cost of Sales per
    Case" is provided to allow investors to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an
    understanding of the change in bottle and can ingredient and packaging costs.

(c) The non-GAAP financial measures "Currency-Neutral Bottle and Can
    Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
    Sales per Case" are provided to allow investors to separate the impact of currency exchange rates translations on our operations.

(d) "Comparable Volume" excludes the impact of acquisitions and changes in the number of selling days between periods. The measure allows investors to analyze the performance of our business on a constant territory basis. In 2003, one selling day shifted from the first quarter to the fourth quarter.